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                                                                                                                       EXHIBIT  11.1

                                                    MASTER GRAPHICS, INC.
                                     COMPUTATION OF NET EARNINGS (LOSS) PER COMMON SHARE
                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       THREE MONTHS                            NINE MONTHS ENDED
                                                    ENDED SEPTEMBER 30,                           SEPTEMBER 30,
                                          -------------------------------------     -----------------------------------------
                                                  1997               1998                   1997                 1998
                                          -----------------  ------------------     ------------------  ---------------------
Net earnings (loss)
 before extraordinary loss                       $     (228)         $    1,886             $   (1,132)            $    3,062
Less preferred stock
 dividends                                                0                 (28)                     0                    (56)
Less accretion of
 preferred stock discount                                 0                 (29)                     0                    (58)
                                          -------------------------------------     -----------------------------------------

Net earnings (loss) before
 extraordinary loss
 applicable to common
 shares                                                (228)              1,829                 (1,132)                 2,948

Extraordinary loss                                        0                   0                      0                 (2,098)
                                          -------------------------------------     -----------------------------------------
Net earnings (loss) applicable to common
 shares                                          $     (228)         $    1,829             $   (1,132)            $      850
                                          =====================================     =========================================


Basic:
 Weighted average
 common shares outstanding                        4,000,000           7,736,229              4,000,000              5,540,413
                                          =====================================     =========================================

 Basic earnings (loss)
 per share before extraordinary
 loss                                            $    (0.06)         $     0.24             $    (0.28)            $     0.53
                                          =====================================     =========================================

 Basic loss per share -
 extraordinary loss                                    0.00                0.00                   0.00                  (0.38)
                                          =====================================     =========================================

 Basic earnings (loss) per share                 $    (0.06)         $     0.24             $    (0.28)            $     0.15
                                          =====================================     =========================================

Diluted:
 Weighted average common
 shares outstanding                               4,000,000           7,736,229              4,000,000              5,540,413
 Assumed exercise of
 warrants                                           278,258             220,000                 93,772                278,749
 Assumed exercise of the
 stock option clause in the
 deferred compensation
 agreements                                               0             100,000                      0                100,000
                                          -------------------------------------     -----------------------------------------
                                                  4,278,258           8,056,229              4,093,772              5,919,162
                                          =====================================     =========================================

Diluted earnings (loss)
 per share before extraordinary
 loss                                            $    (0.05)         $     0.23             $    (0.28)            $     0.50
                                          =====================================     =========================================

 Diluted loss per share -
 extraordinary loss                                    0.00                0.00                   0.00                  (0.35)
                                          =====================================     =========================================

 Diluted earnings (loss) per share               $    (0.05)         $     0.23             $    (0.28)            $     0.15
                                          =====================================     =========================================
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